January 29, 1996






Mr. R. O. Viets
Mr. T. S. Romanowski
     300 Hamilton Blvd.
     Peoria, Illinois 61602

Mr. J. H. Byington, Jr.
Mr. D. P. Falck
     One Battery Park Plaza
     New York, New York 10004-1490

Gentlemen:

We hereby make, constitute and appoint each of you and any one of you our true and lawful attorney for each of us and in each of our names, places or steads, both in our individual capacities as directors and/or that of officers of Central Illinois Light Company to sign and cause to be filed with the Securities and Exchange Commission Central Illinois Light
Company's annual report on Form 10-K for the fiscal year ended December
31, 1995 and any appropriate amendment or amendments to said report and any necessary exhibits.

The undersigned, Central Illinois Light Company, also authorizes you and any one of you to sign said annual report and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with any exhibits.

                                       Very truly yours,

                                              CENTRAL ILLINOIS LIGHT COMPANY



                                       By_________________________
                                           R. O. Viets, Chairman and
                                             Chief Executive Officer

                                                  January 29, 1996

Power of attorney related to execution and filing of Central Illinois Light Company 1995 annual report on Form 10-K.




________________________________    ______________________________
          M. Alexis                          R. W. Slone




________________________________    ______________________________
          J. R. Brazil                       K. E. Smith




________________________________   _______________________________
          W. Bunn III                        R. N. Ullman




________________________________   _______________________________
          D. E. Connor                       J. F. Vergon




________________________________   _______________________________
          W. M. Shay                         R. O. Viets




________________________________   _______________________________
          T. S. Romanowski                   M. M. Yeomans




________________________________
          R. L. Beetschen




         Extract from Minutes of Meeting of the Board of Directors of
                        Central Illinois Light Company
                             held January 29, 1996

          Upon motion duly made and seconded, the following resolution was unanimously adopted:


               RESOLVED: That for the purpose of executing and completing Central Illinois Light Company's annual report on Form 10-K for the fiscal year ended December 31, 1995 to be filed with the Securities and Exchange Commission, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, its officers and members of its Board of Directors are authorized to give their several powers of attorney to R. O. Viets, J. F. Vergon,
     J. H. Byington, Jr. and D. P. Falck, or any one of them, in such form as the officers of the Company may determine and as counsel may advise.


                             * * * * * * * * * * *


          I, John G. Sahn, Secretary of Central Illinois Light
Company, do hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at meeting of the Board of Directors of Central Illinois Light Company, duly held January 29, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded, but is still in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 8th day of March, 1996.



                                        ____________________________________
                                                  John G. Sahn



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